Exhibit 10.13

FIRST AMENDMENT TO

THE

KELLY SERVICES, INC.

2008 MANAGEMENT RETIREMENT PLAN

WHEREAS, Kelly Services, Inc. (the "Company") adopted the Kelly Services, Inc. Management Retirement Plan (the "Plan"); and

WHEREAS, under Section 8.4 of the Plan, the Company has the right to amend the Plan by action the Benefit Plans Committee (the "Committee"); and

WHEREAS, the Company now desires to amend the Plan, effective December 31, 2011, to permit participants to elect to take distributions from the Plan on a date certain, including dates when the participant may continue to be an employee of the Company.

NOW, THEREFORE, effective December 31, 2011, the Plan is hereby amended as follows:

1.            The following new Section 2.17 is inserted after Section 2.16:

2.17 Scheduled In-Service Distribution means, with respect to deferrals into the Plan on or after January 1, 2012, a distribution from the Plan of such deferrals that the Participant elects to receive (or to begin to receive) on February 1st of the year designated by the Participant on an Election Agreement or Subsequent Payment Election, which designated year must be at least two years after the date in which the payment election becomes irrevocable.

2.             The current Sections 2.17 through 2.21 are renumbered Sections 2.18 through 2.22, respectively.

3.             The text of Section 6.1 is deleted and replaced with the following:

Pursuant to an Election Agreement or Subsequent Payment Election (as provided in Section 6.3), a Participant may designate that a Sub-Account be paid either (a) on his or her Separation from Service, (b) the later of his or her Separation from Service or a Specified Age or (c) the date of a Scheduled In-Service Distribution. The occurrence of such Separation from Service, the attainment of such Specified Age or the occurrence of such Scheduled In-Service Distribution date shall constitute the Commencement Date for such Sub-Account and such Sub-Account shall be paid in accordance with the process described in Section 6.5.

IN WITNESS WHEREOF, Kelly Services, Inc. has hereunto caused its name to be subscribed on this 11th day of November, 2011.

KELLY SERVICES, INC.

By: /s/ Debra Uygur

Title: Director, Global Benefits

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